                                                                     EXHIBIT 4.1

                                RIGHTS AGREEMENT

                                    between

                      SECURITY CAPITAL GROUP INCORPORATED

                                      and

                       The First National Bank of Boston

                                as Rights Agent

                           Dated as of April 21, 1997

                               TABLE OF CONTENTS

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
Section 1.   Certain Definitions...........................................................   1

Section 2.   Appointment of Rights Agent...................................................   4

Section 3.   Issuance of Rights Certificates...............................................   4

Section 4.   Form of Right Certificates....................................................   6

Section 5.   Countersignature and Registration.............................................   7

Section 6.   Transfer, Division, Combination and Exchange of Right Certificates; Mutilated,
             Destroyed, Lost or Stolen Right Certificates..................................   8

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.................   9

Section 8.   Cancellation and Destruction of Right Certificates............................  11

Section 9.   Availability of Participating Preferred Shares................................  11

Section 10.  Participating Preferred Shares Record Date....................................  11

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights............  12

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares....................  19

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........  19

Section 14.  Fractional Rights and Fractional Shares.......................................  21

Section 15.  Rights of Action..............................................................  23

Section 16.  Agreement of Right Holders....................................................  23

Section 17.  Right Certificate Holder Not Deemed a Shareholder.............................  24

Section 18.  Concerning the Rights Agent...................................................  24

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.....................  24


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
Section 20.  Duties of Rights Agent........................................................  25

Section 21.  Change of Rights Agent........................................................  27

Section 22.  Issuance of New Right Certificates............................................  28

Section 23.  Redemption....................................................................  28

Section 24.  Exchange......................................................................  29

Section 25.  Notice of Certain Events......................................................  30

Section 26.  Notices.......................................................................  31

Section 27.  Supplements and Amendments....................................................  32

Section 28.  Successors....................................................................  32

Section 29.  Benefits of this Agreement....................................................  32

Section 30.  Severability..................................................................  32

Section 31.  Governing Law.................................................................  32

Section 32.  Counterparts..................................................................  32

Section 33.  Descriptive Headings..........................................................  32

Section 34.  Determinations and Actions by the Board of Directors..........................  33

Exhibit A -  Form of Articles Supplementary of Security Capital Group Incorporated

Exhibit B -  Form of Right Certificate


                                RIGHTS AGREEMENT
                                ----------------


     Agreement, dated as of April 21, 1997 between Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), and The First National Bank of Boston, a national banking association (the "Rights Agent").

     The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Share (as hereinafter defined) of the Corporation outstanding as of the close of business on April 21, 1997 (the "Record Date"), each Right representing, with respect to a Class A Share (as hereinafter defined), the right to purchase one one-hundredth of a Participating Preferred Share (as hereinafter defined), and with respect to a Class B Share (as hereinafter defined), the right to purchase one five-thousandth of a Participating Preferred Share, upon the terms and subject to the conditions herein set forth, and has further agreed to authorize and direct the issuance of one Right with respect to each Share that shall become outstanding between the Record Date and the first to occur of the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the voting power of the voting equity securities of the Corporation, but shall not include the Corporation, Security Capital U.S. Realty ("USREALTY"), any Affiliate or Subsidiary (as hereinafter defined) of the Corporation, any employee benefit plan of the Corporation or of any Affiliate or Subsidiary of the Corporation or any entity holding Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (i) an acquisition of either Class A Shares or Class B Shares by the Corporation which, by reducing the number of such shares outstanding, increases the voting power of such Person to 20% or more of the voting equity securities of the Corporation, or (ii) the acquisition by such Person of newly issued Class A Shares or Class B Shares, directly from the Corporation (it being understood that a purchase from an underwriter or other intermediary is not directly from the Corporation); provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the voting power of the voting equity securities of the Corporation, by reason of purchases by the Corporation or the receipt of newly issued Class A Shares or Class B Shares directly from the Corporation and shall, after such purchases or direct issuance by the Corporation, become the Beneficial Owner of any additional Class A Shares or Class B Shares, as the case may be, of the Corporation, then such Person shall be deemed to be an "Acquiring Person"; provided further, however, that any transferee from such Person who becomes the Beneficial Owner of 20% or more of the voting power of the voting equity securities of the Corporation shall nevertheless be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten Business Days after notification by the Corporation) a sufficient number of Class A Shares or Class B Shares, as the case may be, so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether written or oral (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) the sole or shared right to vote or dispose (including any such right pursuant to any agreement, arrangement or understanding, whether written or oral); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (C) "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of subparagraph (ii) of this definition) or disposing of any securities of the Corporation.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to the Beneficial Ownership of a class of securities of the Corporation by any Person, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          "Class A Shares" shall mean the shares of Class A Common Stock, par value $.01 per share, of the Corporation.

          "Class B Shares" shall mean the shares of Class B Common Stock, par value of $.01 per share, of the Corporation.

          "Close of business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or the equity securities or other equity interest having power to control or direct the management of such other Person.

          "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Participating Preferred Shares" shall mean the shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Corporation having the rights and preferences set forth in the form of Articles Supplementary attached to this Agreement as Exhibit A.

          "Purchase Price" shall have the meaning set forth in Section 4 hereof.

          "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          "Right Certificate" shall have the meaning set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shares" shall mean the Class A Shares and Class B Shares.

          "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) promulgated under the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Triggering Event" shall mean any event described in Section 11(a)(ii) or Section 13(a).

     Any determination or interpretation required in connection with any of the definitions contained in this Section 1 shall be made by the Board of Directors of the Corporation in their good faith judgment, which determination shall be final and binding on the Rights Agent.

      Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

      Section 3.  Issuance of Rights Certificates.

     (a) Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date, (ii) the close of business on the fifteenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Corporation, any Affiliate or Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Affiliate or Subsidiary of the Corporation or any entity holding Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of, the intention of any Person (other than the Corporation, any Affiliate or Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Affiliate or Subsidiary of the Corporation or any entity holding shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of shares aggregating 25% or more of the voting power of the equity securities of the Corporation, or
(iii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of filing by any Person of, or the first public announcement of the intention of any Person to file, any application, request, submission or other document with any federal or state regulatory authority seeking approval of, attempting to rebut any presumption of control upon, or otherwise indicating an intention to enter into, any transaction or series of transactions the consummation of which would result in any Person becoming the Beneficial Owner of shares aggregating 25% or more of the voting power of the equity securities of the Corporation other than a transaction in which newly issued Class A Shares or Class B Shares, as the case may be, are issued directly by the Corporation to such Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Class A Shares or Class B Shares, as the case may be, registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Class A Shares or Class B Shares (including a transfer to the Corporation). As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) With respect to certificates for Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof, and registered holders of Shares shall also be the registered holders of the associated Rights (regardless of whether such ownership is indicated on the share certificates). Until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the transfer of any certificate for Shares shall also constitute the transfer of the Rights associated with the Shares represented thereby.

     (c) Rights shall be issued in respect of all Shares which are issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date. Certificates representing such Shares shall also be deemed to be certificates for Rights. Certificates representing both Shares and Rights in accordance with this Section 3 which are executed and delivered (whether the Shares represented thereby are originally issued or are presented for transfer) by the Corporation (including, without limitation, certificates representing reacquired Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend that by itself or together with prior legends is substantially to the following effect:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Security Capital Group Incorporated (the "Corporation") and The First National Bank of Boston, dated as of April 21, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.

Until the Distribution Date, the Rights associated with the Shares shall be evidenced by the certificates representing the associated Shares alone (regardless of whether any such certificate contains the above legend), and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the Shares represented thereby. In the event that the Corporation purchases or acquires any Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Shares which are no longer outstanding.

      Section 4.  Form of Right Certificates.

     (a) The Right Certificates (and the forms of election to purchase Participating Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Participating Preferred Share or one five-thousandths of a Participating Preferred Share, as the case may be, as shall be set forth therein at the price per one one-hundredth of a Participating Preferred Share or one five-thousandth of a Participating Preferred Share, as the case may be, set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or any Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding, whether written or oral, which has a primary purpose or effect the avoidance of
Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or
Section 11 hereof upon transfer, exchange, replacement or adjustment or any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and otherwise reasonably identifiable as such) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become void in the circumstances specified in
     Section 7(e) of such Agreement.

The provisions of Section 7(e) shall apply whether or not any Right Certificate actually contains the foregoing legend.

      Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Corporation by the Chairman of the Board, any Managing Director, any Senior Vice President, any Vice President, or its Secretary, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.
In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

      Section 6. Transfer, Division, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Sections 4(b), 7(e), 14 and 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, divided, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Participating Preferred Shares (or, following a Triggering Event, Class A Shares, Class B Shares or other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, divide, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, divided, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and the Corporation shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4 and 7 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, division, combination or exchange of Right Certificates.

     Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses inciden tal thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to each surrendered Right for the total number of Participating Preferred Shares (or Class A Shares, Class B Shares or other securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on April 21, 2007 or, if extended, such later date (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price for each one one-hundredth of a Participating Preferred Share pursuant to the exercise of a Right shall initially be $6,000, and the Purchase Price for each one five-thousandth of a Participating Preferred Share pursuant to the exercise of a Right shall initially be $120, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side of the Right Certificate duly executed, accompanied by payment of the Purchase Price for the Participating Preferred Shares (or Class A Shares, Class B Shares or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Participating Preferred Shares (or make available, if the Rights Agent is the transfer agent of the Participating Preferred Shares) certificates for the number of Participating Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation shall have elected to deposit the Participating Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Participating Preferred Share or one five-thousandths of a Participating Preferred Share, as the case may be, as are to be purchased (in which case certificates for the Participating Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities of the Corporation, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes an Acquiring Person or
(iii) a transferee of an Acquiring Person (or any Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (y) a transfer which the Board of Directors otherwise concludes in good faith is part of a plan, arrangement or understanding, whether written or oral, which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after the occurrence of a Triggering Event. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Rights for the inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Corporation shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

     (g) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Participating Preferred Shares (and, following the occurrence of a Triggering Event, Class A Shares, Class B Shares and/or other securities), the number of Participating Preferred Shares (and, following the occurrence of a Triggering Event, Class A Shares, Class B Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

      Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, division, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

      Section 9. Availability of Participating Preferred Shares. The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Participating Preferred Shares (and, following the occurrence of a Triggering Event, Class A Shares, Class B Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Participating Preferred Shares (and, following the occurrence of a Triggering Event, Class A Shares, Class B Shares and/or other securities), subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

     The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.

      Section 10. Participating Preferred Shares Record Date. Each person in whose name any certificate for Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares or securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares or securities on, and such certificate shall be dated, the next succeeding Business Day on which the Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Participating Preferred Shares (or Class A Shares, Class B Shares and/or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

      Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Participating Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Participating Preferred Shares payable in Participating Preferred Shares, (B) subdivide the outstanding Participating Preferred Shares, (C) combine the outstanding Participating Preferred Shares into a smaller number of Participating Preferred Shares or (D) issue any of its shares in a reclassification of the Participating Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), except as otherwise provided in this
     Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Right had been exercised immediately prior to such date and at a time when the Participating Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at a price equal to, in the case of Class A Shares, the then current Purchase Price multiplied by the number of one one-hundredths of a Participating Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Participating Preferred Shares, such number of Class A Shares of the Corporation as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Participating Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Corporation's Class A Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event, or, in the case of Class B Shares, the then current Purchase Price multiplied by the number of one five-thousandths of a Participating Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Participating Preferred Shares, such number of Class B Shares of the Corporation as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one five-thousandths of a Participating Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Corporation's Class B Shares (determined pursuant to Section 11(d) hereof) on the date of occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          (iii)  In lieu of issuing Shares of the Corporation in accordance with
     Section 11(a)(ii) hereof, the Corporation may, in the sole discretion of the Board of Directors, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24 hereof and there are not sufficient issued but not outstanding and authorized but unissued Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, other securities or any combination thereof having an aggregate value equal to the value of the Class A Shares or the Class B Shares, as the case may be, of the Corporation which otherwise would have been issuable pursuant to Section 11(a)(ii), which aggregate value shall be determined by a majority of the Board of Directors. For purposes of the preceding sentence, the value of the Shares shall be determined pursuant to Section 11(d) hereof and the value of any equity securities which a majority of the Board of Directors determines to be equivalent to a Class A Share or Class B Share, as the case may be (including the Participating Preferred Shares, in such ratio as the Board of Directors shall determine), shall be deemed to have the same value as such Shares. Any such election by the Board of Directors must be made and publicly announced within 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred. Following the occurrence of the event described in Section 11(a)(ii), a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred to the extent that the Board of Directors has not determined whether to exercise the Corporation's right of election under this Section 11(a)(iii). In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Participating Preferred Shares entitling them (for a period expiring within

45 calendar days after such record date) to subscribe for or purchase Participating Preferred Shares (or shares having the same rights, privileges and preferences as the Participating Preferred Shares ("equivalent preferred shares")) or securities convertible into Participating Preferred Shares or equivalent preferred shares at a price per Participating Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Participating Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Participating Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Participating Preferred Shares outstanding on such record date plus the number of Participating Preferred Shares which the aggregate offering price of the total number of Participating Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Participating Preferred Shares outstanding on such record date plus the number of additional Participating Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Corporation issuable upon exercise of one Right. In case such subscription price is paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Participating Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Participating Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Participating Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Participating Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants attributable to one Participating Preferred Share and the denominator of which shall be such current per share market price of the Participating Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) (i)  For the purpose of any computation hereunder, other than under
Section 11(a)(iii) hereof, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for the purpose of any computation under
Section 11(a)(iii) hereof, the "current per share market price" of a Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for thirty (30) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to reflect the current market price per share equivalent (ex-dividend) of such Security. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date (as determined in good faith by the Board of Directors of the Corporation) shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Participating Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Participating Preferred Shares are not publicly traded, the "current per share market price" of the Participating Preferred Shares shall be conclusively deemed to be the current per share market price of either the Class A Shares or Class B Shares, as the case may be, as determined pursuant to Section 11(d)(i)

     (appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof), multiplied by one hundred or five thousand, as the case may be. If none of the Class A Shares, Class B Shares or the Participating Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Participating Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of the Corporation other than Participating Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Participating Preferred Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Participating Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Corporation shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence in the case of Class A Shares, the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Participating Preferred Share (calculated to the nearest one one-millionth of a Participating Preferred Share) obtained by
(i) multiplying (A) the number of one one-hundredths of a Participating Preferred Share covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price; or in the case of Class B Shares, the right to purchase, at the adjusted Purchase Price, that number of one five-thousandths of a Participating Preferred Share (calculated to the nearest one one-millionth of a Participating Preferred Share) obtained by (i) multiplying (A) the number of one five-thousandths of a Participating Preferred Share covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth or one five-thousandths, as the case may be, of the then par value, if any, of the Participating Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Participating Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Participating Preferred Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the Participating Preferred Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Participating Preferred Shares, issuance wholly for cash of any Participating Preferred Shares at less than the current market price, issuance wholly for cash of Participating Preferred Shares or securities which by their terms are convertible into or exchangeable for Participating Preferred Shares, dividends on Participating Preferred Shares payable in Participating Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Corporation to holders of its Participating Preferred Shares shall not be taxable to such shareholders.

     (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Class A Shares or Class B Shares, as the case may be, payable in Class A Shares or Class B Shares, as the case may be, or (ii) effect a subdivision, combination or consolidation of the Class A Shares or Class B Shares, as the case may be (by reclassification or otherwise than by payment of dividends in Class A Shares or Class B Shares, as the case may be), into a greater or lesser number of Class A Shares or Class B Shares, as the case may be, then in any such case (x) the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately before such event and the denominator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately after such event, and (y) there shall be issued to each holder of a Class A Share or Class B Share, as the case may be, outstanding immediately after such event that number of Rights which were issued to each Class A Share or Class B Share, as the case may be, outstanding immediately prior to such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (o) So long as the shares issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (p) The Corporation shall use its reasonable best efforts to (i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of the expiration of the Rights. The Corporation will also take such action as may be appropriate under the blue sky laws of the various states. The Corporation may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement or in order to comply with such blue sky laws. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

      Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Class A Shares, Class B Shares and the Participating Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and may assume that no adjustment has been made unless and until it shall have received such certificate.

      Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

     (a) If after the Shares Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any other Person,
(y) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving entity of such merger and, in connection with such merger, all or part of the Class A Shares or Class B Shares shall be changed into or exchanged for stock or other securities of any Person (or the Corporation) or cash or any other property, or
(z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person or Persons other than the Corporation or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths or one five-thousandths, as the case may be, of a Participating Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Participating Preferred Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party (as hereinafter defined), free and clear of all liens, rights of call or first refusal, encumbrances or other adverse claims, as shall equal, in the case of Class A Shares, the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Participating Preferred Share for which a Right is then exercisable (or, if such Right is not then exercisable for a number of one one-hundredths of a Participating Preferred Share, the number of such fractional shares for which it was exercisable immediately prior to an event described under Section 11(a)(ii) hereof) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer, or in the case of Class B Shares, the result obtained by (A) multiplying the then current Purchase Price by the number of one five-thousandths of a Participating Preferred Share for which a Right is then exercisable (or, if such Right is not then exercisable for a number of one five-thousandths of a Participating Preferred Share, the number of such fractional shares for which it was exercisable immediately prior to an event described under Section 11(a)(ii) hereof) and dividing that product by (b) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, or otherwise, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party and
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its common shares in accordance with
Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its common shares thereafter deliverable upon the exercise of the Rights.

     (b)  "Principal Party" shall mean:

          (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Shares of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the surviving entity of such merger or consolidation (including the Corporation if applicable); and

          (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case described in clauses (b)(i) and
(b)(ii): (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have sufficient Common Shares authorized to permit the full exercise of the Rights and prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

          (iii) take such actions as may be necessary or appropriate under the blue sky laws of the various states.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in this Section 13(a) shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

      Section 14.  Fractional Rights and Fractional Shares.

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

     (b) The Corporation shall not be required to issue fractions of Participating Preferred Shares (other than fractions which are integral multiples of one one-hundredth or one five-thousandth, as the case may be, of a Participating Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Participating Preferred Shares (other than fractions which are integral multiples of one one-hundredth or one five-thousandth, as the case may be of a Participating Preferred Share). Fractions of Participating Preferred Shares in integral multiples of one one-hundredth or one five-thousandth, as the case may be, of a Participating Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Participating Preferred Shares represented by such depositary receipts. In lieu of fractional Participating Preferred Shares that are not integral multiples of one one-hundredth or one five-thousandth, as the case may be, of a Participating Preferred Share, the Corporation may, to the extent necessary to reduce such fraction to an integral multiple of one one-hundredth or one five-thousandth, as the case may be, pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth or one five-thousandth, as the case may be, of a Participating Preferred Share. For the purposes of this Section 14(b), the current market value of one one-hundredth of a Participating Preferred Share shall be one one-hundredth of the closing price of a Participating Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise and the current market value of one five-thousandth of a Participating Preferred Share shall be one five-thousandth of the closing price of a Participating Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of a Triggering Event, the Corporation shall not be required to issue fractions of Class A Shares or Class B Shares, as the case may be, upon exercise of the Rights or to distribute certificates which evidence fractional Class A Shares or Class B Shares, as the case may be. In lieu of fractional Class A Shares or Class B Shares, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Class A Share or Class B Share, as the case may be. For purposes of this Section 14(c), the current market value of one Class A Share or Class B Share, as the case may be, shall be the closing price of one Class A Share or Class B Share, as the case may be (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

      Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

      Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

     (c) the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

      Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Participating Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      Section 18. Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Participating Preferred Shares, Class A Shares or Class B Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

      Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered; any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, any Managing Director, any Senior Vice President, any Vice President, or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for any and all losses, liabilities, costs, damages and expenses (including attorneys' fees) arising out of or in connection with the Rights Agent's negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing a change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Participating Preferred Shares, Class A Shares or Class B Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Participating Preferred Shares, Class A Shares or Class B Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, any Managing Director, any Senior Vice President, any Vice President, or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or its Subsidiaries or become pecuniarily interested in any transaction in which the Corporation or its Subsidiaries may be interested, or contract with or lend money to the Corporation or its Subsidiaries or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or its Subsidiaries or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

      Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the Class A Shares, Class B Shares and Participating Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Shares, Class B Shares and Participating Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation or bank organized and doing business under the laws of the United States or of any other state of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Class A Shares, Class B Shares and Participating Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

      Section 23.  Redemption.

     (a) The Board of Directors of the Corporation may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Corporation may, at its option, pay the Redemption Price in cash, Class A Shares or Class B Shares, as the case may be (based on the current per share market price of the Class A Shares or Class B Shares, as the case may be, at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     (b) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights (or at the effective time of such redemption established by the Board of Directors of the Corporation pursuant to the last sentence of paragraph (a) of this Section 23), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights or, if later, the effectiveness of the redemption of the Rights pursuant to the last sentence of paragraph (a), the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class A Shares and Class B Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights, (ii) depositing with a bank or trust company having a capital and surplus of at least $100,000,000, funds or securities necessary for such redemption, in trust, to be applied to the redemption of the Rights so called for redemption and (iii) arranging for the mailing of the Redemption Price to the registered holders of the Rights; then, and upon such action, all outstanding Rights Certificates shall be null and void without further action by the Corporation. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23, in Section 24 hereof, or in connection with the purchase of Shares prior to the Distribution Date.

      Section 24.  Exchange.

     (a) The Board of Directors of the Corporation may, at its option, at any time after a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Class A Shares or Class B Shares, as the case may be, at an exchange ratio of one Class A Share or Class B Share, as the case may be, per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than USREALTY, the Corporation, any Affiliate or Subsidiary of the Corporation or USREALTY, any employee benefit plan of the Corporation or of any Affiliate or Subsidiary of the Corporation or any entity holding Class A Shares or Class B Shares, for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of either the Class A Shares or Class B Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Class A Shares or Class B Shares, as the case may be, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Shares or Class B Shares, as the case may be, for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute Participating Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Class A Shares or Class B Shares, as the case may be, exchangeable for Rights, at the initial rate of one one-hundredth of a Participating Preferred Share (or equivalent preferred share) for each Class A Share and one five-thousandth (or equivalent preferred share) for each Class B Share, as appropriately adjusted to reflect adjustments in the voting rights of the Participating Preferred Shares pursuant to the terms thereof, so that the fraction of a Participating Preferred Share delivered in lieu of each Class A Share or Class B Share, as the case may be, shall have the same voting rights as one Class A Share or Class B Share, as the case may be.

     (d) In the event that there shall not be sufficient Class A Shares, Class B Shares, or Participating Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Class A or Class B Shares, as the case may be, or Participating Preferred Shares for issuance upon exchange of the Rights.

     (e) The Corporation shall not be required to issue fractions of Class A Shares or Class B Shares or to distribute certificates which represent fractional Class A Shares or Class B Shares. In lieu of such fractional Class A Shares or Class B Shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional Class A Shares or Class B Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Class A Shares or Class B Shares, as the case may be. For the purposes of this paragraph (e), the current market value of a whole Class A Shares or Class B Shares shall be the closing price of a Class A Shares or Class B Shares, as the case may be (as determined pursuant to the second sentence of Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

      Section 25.  Notice of Certain Events.

     (a) In case the Corporation shall propose at any time after the Distribution Date (i) to pay any dividend payable in shares of any class to the holders of its Participating Preferred Shares or to make any other distribution to the holders of its Participating Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Participating Preferred Shares rights or warrants to subscribe for or to purchase any additional Participating Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Participating Preferred Shares (other than a reclassification involving only the subdivision of outstanding Participating Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Corporation, or (vi) to declare or pay any dividend on the Class A

Shares or Class B Shares payable in such Shares or to effect a subdivision, combination or consolidation of the Class A Shares or Class B Shares (by reclassification or otherwise than by payment of dividends in such Shares), then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to occur and the record date for participation therein by the holders of the Class A Shares, Class B Shares and/or Participating Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Participating Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Class A Shares, Class B Shares and/or Participating Preferred Shares, whichever shall be the earlier.

     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

      Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Security Capital Group Incorporated
               125 Lincoln Avenue
               Santa Fe, New Mexico  87501
               Attention:  Secretary

     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

               The First National Bank of Boston
               150 Royall Street
               Mail Stop 45-02-62
               Canton, Massachusetts  02021
               Attention:  Shareholders Services Division

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

      Section 27. Supplements and Amendments. The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights (including, without limitation, changes to the Purchase Price) which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

      Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares).

      Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that those provisions of this Agreement affecting the rights, duties and responsibilities of the Rights Agent shall be governed by and construed in accordance with the law of the State of New York.

      Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 34. Determinations and Actions by the Board of Directors. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Directors or the Corporation or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, interpretations and determinations (including, for purpose of clause (b) above, all omissions with respect to the foregoing) which are done or made by the Directors in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Directors to any liability to the holders of the Right Certificates or to any other person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                        SECURITY CAPITAL GROUP INCORPORATED



                                        By    /s/  JEFFREY A. KLOPF
                                              ----------------------------------
                                                   Jeffrey A. Klopf
                                                   Senior Vice President

Attest:


By   /s/ ARIEL AMIR
     -----------------------------
     Ariel Amir
     Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By    /s/ VALERIE G. GRAY
                                              ----------------------------------
                                              Name: Valerie G. Gray
                                                    ----------------------------
                                              Title: Director, Client Services
                                                     ---------------------------

Attest:


By   /s/ MICHAEL R. BRADSHAW
     -----------------------------
     Name: Michael R. Bradshaw
           -----------------------
     Title: Sr. Account Manager
            ----------------------

                             ARTICLES SUPPLEMENTARY
                           RIGHTS OF SERIES A JUNIOR
                         PARTICIPATING PREFERRED STOCK

                                       of

                      SECURITY CAPITAL GROUP INCORPORATED

     Security Capital Group Incorporated, a Maryland corporation, (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Under a power contained in Article Fourth of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held on April 21, 1997, reclassified and designated 65,973 shares (the "Shares") of Class B Common Stock (as defined in the Charter) as shares of Series A Junior Participating Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall be deemed to be part of Article Fourth of the Charter:

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     Section 1. Designation and Amount. There shall be a series of preferred stock of the Corporation, $0.01 par value per share, which shall be designated "Series A Junior Participating Preferred Stock," $0.01 par value per share (the "Participating Preferred Shares"), and the number of shares constituting that series shall be 65,973. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of articles supplementary in accordance with the provisions of the Maryland General Corporation Law stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of Participating Preferred Shares to a number less than the number of Participating Preferred Shares then outstanding plus the number of Participating Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any class or series of preferred shares of the Corporation ranking prior and superior to the Participating Preferred Shares with respect to dividends, the holders of Participating Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the last Business Day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (commencing on the first Quarterly Dividend Payment Date after the first issuance of a Participating Preferred Share or fraction thereof), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class A Shares (as hereinafter defined) or a subdivision of the outstanding Class A Shares (by a reclassification or otherwise), authorized and declared on the shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the "Class A Shares") or if no Class A Shares are outstanding, two times the aggregate per share amount of all cash dividends, and 2 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class B Shares (as hereinafter defined) or a subdivision of the outstanding Class B Shares (by a reclassification or otherwise), authorized and declared on the shares of Class B Common Stock, par value $.01 per share, of the Corporation ("Class B Shares") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Participating Preferred Share or fraction thereof. In the event the Corporation shall at any time following April 21, 1997 (i) declare any dividend on Class A Shares or Class B Shares, as the case may be, payable in Class A Shares or Class B Shares, as the case may be, (ii) subdivide the outstanding Class A Shares or Class B Shares, as the case may be, or (iii) combine the outstanding Class A Shares or Class B Shares, as the case may be, into a smaller number of shares, then in each such case the amount to which holders of Participating Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately after such event and the denominator of which is the number of Class A Shares or Class B Shares, as the case may be, that were outstanding immediately prior to such event.

     (B) At the time that a dividend or distribution is authorized and declared on the Class A Shares or Class B Shares, as the case may be (other than a dividend payable in Class A Shares or Class B Shares, as the case may be), the Board of Directors also shall authorize and declare out of funds legally available for the purpose, and the holders of Participating Preferred Shares shall be entitled to receive, when, if and as authorized and declared by the Board of Directors, a dividend or distribution on the Participating Preferred Shares as provided in paragraph (A) above.

     (C) No dividend or distribution (other than a dividend or distribution payable in Class A Shares or Class B Shares, as the case may be) shall be paid or payable to the holders of Class A Shares or Class B Shares, as the case may be unless, prior thereto, all accrued but unpaid dividends to the date of that dividend or distribution shall have been paid to the holders of Participating Preferred Shares.

     (D) Dividends shall begin to accrue and be cumulative on outstanding Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issuance of such Participating Preferred Shares, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Participating Preferred Shares entitled to receive payment of a dividend or distribution thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Participating Preferred Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each one one-hundredth of a Participating Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation and each one five-thousandth of a Participating Preferred Share shall entitle the holder thereof to one-fiftieth of one vote on all matters submitted to a vote of shareholders of the Corporation. In the event the Corporation shall at any time following April 21, 1997 (i) declare and pay any dividend on Class A Shares or Class B Shares, as the case may be, payable in Class A Shares or Class B Shares, as the case may be, (ii) subdivide the outstanding Class A Shares or Class B Shares, as the case may be, or (iii) combine the outstanding Class A Shares or Class B Shares, as the case may be, into a smaller number of shares, then in each such case the number of votes per share to which holders of Participating Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately after such event and the denominator of which is the number of Class A Shares or Class B Shares, as the case may be, that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or required by law, the holders of Participating Preferred Shares and the holders of Class A Shares and Class B Shares and any other shares of stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) (i) Whenever, at any time or times, dividends payable on any Participating Preferred Shares shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Participating Preferred Shares shall have the exclusive right, voting separately as a single class, to elect two directors of the Corporation at a special meeting of shareholders of the Corporation or at the Corporation's next annual meeting of shareholders, and at each subsequent annual meeting of shareholders, as provided below. At elections for such directors, the holders of Participating Preferred Shares shall be entitled to cast one vote for each one one-hundredth of a Participating Preferred Share held and one-fiftieth of a vote for each one five-thousandth of a Participating Preferred Share held, subject to adjustment.

          (ii) Upon the vesting of such right of the holders of the Participating Preferred Shares, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Participating Preferred Shares as hereinafter set forth. A special meeting of the shareholders of the Corporation then entitled to vote shall be called by the Chairman, any Senior Vice President, any Vice President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the Participating Preferred Shares then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Corporation, the holders of the Participating Preferred Shares shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding Participating Preferred Shares shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting.
     Any director elected by holders of Participating Preferred Shares pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of the Participating Preferred Shares pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of directors. After the holders of the Participating Preferred Shares shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of Participating Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Participating Preferred Shares.

          (iii) The right of the holders of the Participating Preferred Shares, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Participating Preferred Shares shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Participating Preferred Shares as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Participating Preferred Shares pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of the Participating Preferred Shares pursuant to this Section shall terminate and the special voting powers vested in the holders of the Participating Preferred Shares pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the Bylaws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

     (D) Except as otherwise provided herein or required by law, holders of Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Shares and Class B Shares as provided herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever any quarterly dividends or other dividends or distributions payable on the Participating Preferred Shares as provided in Section 2 are in arrears, then, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on Participating Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Shares, other than dividends paid or payable in such junior shares;

          (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Preferred Shares, except dividends paid ratably on the Participating Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Participating Preferred Shares; or

          (iv) purchase or otherwise acquire for consideration any Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Participating Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Shares unless, prior thereto, the holders of Participating Preferred Shares shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not authorized or declared, to the date of such payment (the "Participating Liquidation Preference"). Following the payment of the full amount of the Participating Liquidation Preference, no additional distributions shall be made to the holders of Participating Preferred Shares unless, prior thereto, the holders of Class A Shares and Class B Shares each shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Participating Liquidation Preference by (ii) 100 in the case of Class A Shares (as appropriately adjusted as set forth in subparagraph C below to reflect such events as share splits, share dividends and recapitalization with respect to the Class A Shares) or 5,000 in the case of Class B Shares (as appropriately adjusted as set forth in subparagraph C below to reflect such events as share splits, share dividends and recapitalization with respect to the Class B Shares) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Participating Liquidation Preference and the Common Adjustment in respect of all outstanding Participating Preferred Shares and Class A Shares and Class B Shares, respectively, holders of Participating Preferred Shares and holders of Class A Shares and Class B Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Participating Preferred Shares and Class A Shares and Class B Shares, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Participating Liquidation Preference and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Participating Preferred Shares, then such remaining assets shall be distributed ratably to the holders of the Participating Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

     (C) In the event the Corporation shall at any time following April 21, 1997
(i) declare and pay any dividend on Class A Shares or Class B Shares, as the case may be, payable in Class A Shares or Class B Shares, as the case may be,
(ii) subdivide the outstanding Class A Shares or Class B Shares, as the case may be, or (iii) combine the outstanding Class A Shares or Class B Shares, as the case may be, into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately after such event and the denominator of which is the number of

Class A Shares or Class B Shares, as the case may be, that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Class A Shares or Class B Shares, as the case may be, are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case, the Participating Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Class A Share, or if no Class A Shares are outstanding, 2 times the aggregate amount of shares, securities, cash and/or any other property, as the case may be, into which or for which each Class B Share, is exchanged or changed. In the event the Corporation shall at any time
(i) declare and pay any dividend on Class A Shares or Class B Shares, as the case may be, payable in Class A Shares or Class B Shares, as the case may be,
(ii) subdivide the outstanding Class A Shares or Class B Shares, as the case may be, or (iii) combine the outstanding Class A Shares or Class B Shares, as the case may be, into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Participating Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class A Shares or Class B Shares, as the case may be, outstanding immediately after such event and the denominator of which is the number of Class A Shares or Class B Shares, as the case may be, that were outstanding immediately prior to such event.

     Section 8. Redemption. The Participating Preferred Shares shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent permitted by law.

     Section 9. Ranking. The Participating Preferred Shares shall rank junior to all other series of the Corporation's preferred stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. Neither the Corporation's Charter, nor any Articles Supplementary relating to the Participating Preferred Shares shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Participating Preferred Shares so as to affect the holders of Participating Preferred Shares adversely without the affirmative vote of the holders of at least a majority of the outstanding Participating Preferred Shares, voting separately as a class.

     Section 11. Fractional Shares. Participating Preferred Shares may be issued in fractions of a share that are integral multiples of one-one hundredth of a share with respect to holders of Class A Shares or one five-thousandth of a share with respect to holders of Class B Shares, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends and participate in distributions and to have the benefit of all other rights of holders of Participating Preferred Shares.

     SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FOURTH: The undersigned Senior Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Vice President on this 21st day of April, 1997.

                             SECURITY CAPITAL GROUP INCORPORATED



                             By:_________________________________________(Seal)
                                  Jeffrey A. Klopf, Senior Vice President


ATTEST:



By:  __________________________________
     Ariel Amir, Vice President

                                                                       Exhibit B
                                                                       ---------

                          [Form of Right Certificate]



Certificate No. R-                ________ Rights

     NOT EXERCISABLE AFTER APRIL 21, 2007, UNLESS EXTENDED, OR EARLIER IF THE RIGHTS EXPIRE UNDER CERTAIN CIRCUMSTANCES OR ARE EXCHANGED OR REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*



                               Right Certificate

                      SECURITY CAPITAL GROUP INCORPORATED

     This certifies that                              , or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 21, 1997 (the "Rights Agreement"), between Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), and The First National Bank of Boston (the "Rights Agent") to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Eastern time) on April 21, 2007 or notice of redemption or exchange at the office of the Rights Agent (or its successors as Rights Agent) designated for such purpose, one one-hundredth or one five-thousandth, as the case may be, of a fully paid, non-assessable Series A Junior

-------------------------

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Participating Preferred Share (a "Participating Preferred Share") of the Corporation, at a purchase price of $6,000 per one one-hundredth of a Participating Preferred Share or $120 per one five-thousandth of a Participating Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Participating Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Participating Preferred Share set forth above, are the number and Purchase Price as of April 21, 1997, based on the Participating Preferred Shares as constituted at such date. Capitalized terms not defined in this Right Certificate that are defined in the Rights Agreement shall have the meanings ascribed to them in the Rights Agreement.

     Upon the occurrence of a Triggering Event, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of Participating Preferred Shares or other securities, which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in such Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Participating Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option at a redemption price of $.01 per Right at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the close of business on the Final Expiration Date.

     No fractional Participating Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth or one five-thousandth, as the case may be, of a Participating Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Participating Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any trust action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Corporation and its seal.

Dated as of April ___, 1997

                                        SECURITY CAPITAL GROUP INCORPORATED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Attest:   (SEAL)


-------------------------------------
Name:
Title:


Countersigned:

THE FIRST NATIONAL BANK OF BOSTON


By:
     --------------------------------
     Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

    (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________________________ hereby sells, assigns and transfers unto _____________________________________________________
                              (Please print name and address of transferee)
the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the Rights evidenced by this Right Certificate on the books of the within-named Corporation, with full power of substitution.

Date: _______________, _______          ___________________________________
                                        Signature

Signature Guaranteed:
                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [_] are [_] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it
[_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date: _______________, _______          ___________________________________
                                        Signature

                                     NOTICE
                                     ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
                     exercise Rights represented by the
                     Right Certificate.)

To:  SECURITY CAPITAL GROUP INCORPORATED

     The undersigned hereby irrevocably elects to exercise _______ Rights evidenced by this Right Certificate to purchase the Participating Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:____________________________________________________

________________________________________________________________________________
                        (Please print name and address)

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________________________

________________________________________________________________________________
                        (Please print name and address)



Date: _______________, 19__             ________________________________________
                                        Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it
[_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________, ______       ________________________________________
                                        Signature


                                     NOTICE
                                     ------

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.